Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:
Date: February 2, 2016	Charles N. Funk	Gary J. Ortale
	President & CEO	EVP & CFO
	319.356.5800	319.356.5800

ORTALE TO RETIRE FROM MIDWESTONE, LORENSON NAMED SUCCESSOR

Iowa City, IA (February 2, 2016) -- MidWestOne Financial Group, Inc. (NASDAQ: MOFG), parent company of MidWestOne Bank and Central Bank, today announced that Gary J. Ortale, its Executive Vice President and Chief Financial Officer, will retire from the Company effective August 31, 2016, and that Katie A. Lorenson will assume his duties as Senior Vice President and Chief Financial Officer upon Mr. Ortale's retirement.
Mr. Ortale joined the Company in 1987, serving in his current position since May 2009. Prior to May 2009, he served as the Company's Interim Chief Financial Officer after the retirement of the Company's previous Chief Financial Officer in December 2008, and acted as the Company's Senior Vice President and Chief Risk Officer immediately after the consummation of the Company's merger with the former MidWestOne Financial Group, Inc. in March 2008. Prior to the Company's March 2008 merger, Mr. Ortale was the Senior Vice President and Chief Financial Officer of the Company's subsidiary bank and was the Company's Treasurer.
"Gary Ortale has been a stalwart in our company for more than 28 years" said Charles Funk, President and Chief Executive Officer of MidWestOne Financial Group and MidWestOne Bank.  "He has been a friend, confidant, and no one is more reliable than Gary."
Ms. Lorenson joined the Company on May 1, 2015, upon consummation of the Company's merger with Central Bancshares, Inc. She currently serves as a Vice President of the Company, and has acted as the Senior Vice President and Chief Financial Officer of Central Bank, the Company's subsidiary subsequent to the merger with Central Bancshares, since 2011. Prior to joining Central, Ms. Lorenson was a Manager with McGladrey in the Financial Institutions practice, where she gained nearly 10 years of experience serving community banks in audit and accounting matters as well as mergers, acquisitions, and FDIC loss share accounting and best practices. Ms. Lorenson received her Bachelor's degree in accounting from Minnesota State University Moorhead and is a Certified Public Accountant.
“We are extremely fortunate to have someone of Katie’s caliber to step into this important job.  Katie has embraced the MidWestOne culture from the first time we met.  She will bring talent and energy to her new position,” concluded Mr. Funk.

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About MidWestOne Financial Group, Inc.
MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. The Company has two bank subsidiaries, MidWestOne Bank, headquartered in Iowa City, Iowa, and Central Bank, headquartered in Golden Valley, Minnesota. The Company also has an insurance subsidiary, MidWestOne Insurance Services, Inc., which provides personal and business insurance services in Iowa. MidWestOne Financial Group, Inc. common stock is traded on the NASDAQ Global Select Market under the symbol “MOFG.”

Cautionary Note Regarding Forward-Looking Statements
Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this document and are based on current expectations and involve a number of assumptions. These include, among other things, statements regarding future results or expectations. MidWestOne Financial Group intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. The Company's ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors that could cause actual results to differ from those set forth in the forward-looking statements or that could have a material effect on the operations and future prospects of the Company include, but are not limited to: (1) the strength of the local and national economy; (2) changes in interest rates, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board, and changes in the scope and cost of Federal Deposit Insurance Corporation insurance and fees; (3) the loss of key executives or employees; (4) changes in the quality and composition of the Company's loan and securities portfolios, demand for loan products and deposit flows;(5) changes in the assumptions and estimates underlying the establishment of reserves for possible loan losses and other estimates; (6) the effects of competition and the overall demand for financial services in the Company's market areas; (7) the Company's ability to implement new technologies and develop and maintain secure and reliable electronic systems; (8) changes in accounting principles, policies, and guidelines; (9) the risks of mergers, acquisitions and divestitures, including, without limitation, the related time and costs of implementing such transactions, integrating operations as a part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; and (10) other risk factors detailed from time to time in filings made by the Company with the SEC.

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